Exhibit 99.1
EverCommerce Announces Second Quarter 2024 Financial Results
Denver, CO (August 6, 2024) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights
•Revenue of $177.4 million, an increase of 4.3% compared to $170.1 million for the quarter ended June 30, 2023. Reported revenue includes $2.7 million from the international fitness assets, which were fully divested on July 1, 2024.
•Subscription and transaction fee revenue of $137.0 million, an increase of 5.2% compared to $130.3 million for the quarter ended June 30, 2023.
•Net loss was $3.4 million, or $(0.02) per basic and diluted share, for the quarter ended June 30, 2024, compared to net loss of $0.9 million, or $(0.00) per basic and diluted share, for the quarter ended June 30, 2023.
•Adjusted EBITDA was $41.2 million for the quarter ended June 30, 2024, compared to $38.8 million for the quarter ended June 30, 2023.

“EverCommerce reported revenue that exceeded the top end of our guidance range and Adjusted EBITDA that exceeded the midpoint of our guidance range, underscoring strong results in the quarter,” said Eric Remer, EverCommerce’s Founder and CEO. “2024 remains a transition year, in which we will continue to balance growth with profitability while investing in our transformation initiatives to benefit 2025 and beyond.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Share Repurchases
On May 21, 2024, our Board of Directors approved a $50.0 million increase in the previously announced stock repurchase authorization and extended the authorization through December 31, 2025. The total authorization since the repurchase program began allows for the purchase up to $200.0 million in shares of the Company’s common stock.
The Company repurchased and retired 2.5 million shares of common stock for approximately $24.1 million during the three months ended June 30, 2024. As of June 30, 2024, $54.0 million remained available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, August 6, 2024, the Company is issuing the following financial guidance for the third quarter and full year 2024. Note that the revenue guidance excludes now-divested fitness assets.
Third Quarter 2024:
•Revenue is expected to be in the range of $172 million to $176 million.
•Adjusted EBITDA is expected to be in the range of $39 million to $42 million.
Full Year 2024:
•Revenue is expected to be in the range of $676 million to $696 million.
•Adjusted EBITDA is expected to be in the range of $167 million to $176 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our second quarter 2024 results and outlook today, August 6, 2024, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercomerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.

Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is a leading service commerce platform, providing vertically-tailored, integrated SaaS solutions that help more than 708,000 global service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between customers and their service professionals. With its EverPro, EverHealth, and EverWell brands specializing in Home, Health, and Fitness & Wellness service industries, EverCommerce provides end-to-end business management software, embedded payment acceptance, marketing technology, and customer experience applications. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our future operations and financial results, our focus on execution and transformation and optimization initiatives, our market opportunity, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we have experienced net losses in the past and we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; in order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are subject to economic and political risk, the business cycles of our clients and changes in the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations; we are dependent on payment card networks, such as Visa and MasterCard, and payment processors, such as Worldpay and PayPal, and if we fail to comply with the applicable requirements of our payment networks or our payment processors, they can seek to fine us, suspend us or terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; our information technology systems and our third-party providers’ information technology systems, including Worldpay, PayPal and other payment processing partners, may fail or our third-party providers may discontinue providing their services or technology generally or to us specifically; our ability to improve our margin, in particular within Marketing Technology Solutions; the impact of a future pandemic, epidemic or outbreak of an infectious disease on our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; our success in achieving our objectives through acquisitions, divestitures or other strategic transactions; our revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; risks related to the increasing focus on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2023 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenue less cost of revenue (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.
Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net loss adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation and transaction-related and other non-recurring costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring costs are expenses such as impairment charges, (gains) losses from divestitures and assets held for sale, system implementation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformation improvements. Transaction-related and other non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	June 30,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$86,697	$92,609
Restricted cash	—	3,570
Accounts receivable, net of allowance for expected credit losses of $5.8 million and $6.2 million at June 30, 2024 and December 31, 2023, respectively	52,607	45,417
Contract assets	16,351	16,117
Assets held for sale	13,236	—
Prepaid expenses and other current assets	26,846	22,434
Total current assets	195,737	180,147
Property and equipment, net	7,846	9,734
Capitalized software, net	40,631	42,511
Other non-current assets	40,282	42,722
Intangible assets, net	263,927	315,519
Goodwill	918,653	927,431
Total assets	1,467,076	1,518,064
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,075	$8,638
Accrued expenses and other	55,902	66,265
Deferred revenue	26,870	24,082
Customer deposits	11,863	12,891
Current maturities of long-term debt	5,500	5,500
Liabilities held for sale	5,532	—
Total current liabilities	116,742	117,376
Long-term debt, net of current maturities and deferred financing costs	524,565	526,696
Other non-current liabilities	41,677	47,956
Total liabilities	682,984	692,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 184,581,163 and 186,934,031 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2	2
Accumulated other comprehensive loss	(10,610)	(8,017)
Additional paid-in capital	1,434,375	1,454,026
Accumulated deficit	(639,675)	(619,975)
Total stockholders’ equity	784,092	826,036
Total liabilities and stockholders’ equity	$1,467,076	$1,518,064

EverCommerce Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenues:
Subscription and transaction fees	$137,041	$130,305	$271,765	$254,125
Marketing technology solutions	35,007	34,455	65,299	66,243
Other	5,345	5,292	10,442	10,820
Total revenues	177,393	170,052	347,506	331,188
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	61,347	58,185	118,140	114,131
Sales and marketing	30,952	30,675	60,720	61,574
Product development	20,164	18,331	40,364	37,034
General and administrative	35,654	35,089	69,444	68,952
Depreciation and amortization	21,938	25,990	44,889	51,940
Loss on held for sale and impairments	459	—	11,680	1,063
Total operating expenses	170,514	168,270	345,237	334,694
Operating income (loss)	6,879	1,782	2,269	(3,506)
Interest and other expense, net	(9,552)	(4,761)	(15,343)	(19,949)
Net loss before income tax (expense) benefit	(2,673)	(2,979)	(13,074)	(23,455)
Income tax (expense) benefit	(703)	2,083	(6,626)	1,784
Net loss	(3,376)	(896)	(19,700)	(21,671)
Other comprehensive loss:
Foreign currency translation gain (loss), net	942	(682)	(2,593)	(781)
Comprehensive loss	$(2,434)	$(1,578)	$(22,293)	$(22,452)

Basic and diluted net loss per share attributable to common stockholders	$(0.02)	$—	$(0.11)	$(0.11)
Basic and diluted weighted-average shares of common stock outstanding used in computing net loss per share	185,182,906	188,277,209	185,907,621	189,157,212

EverCommerce Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2024	2023

Cash flows provided by operating activities:
Net loss	$(19,700)	$(21,671)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,889	51,940
Stock-based compensation expense	12,030	13,755
Deferred taxes	5,609	(2,119)
Amortization of deferred financing costs and non-cash interest	818	827
Loss on held for sale and impairments	11,690	1,063
Bad debt expense	2,283	3,830
Other non-cash items	(5,154)	(1,442)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,040)	(7,344)
Prepaid expenses and other current assets	(2,731)	(4,492)
Other non-current assets	(46)	2,681
Accounts payable	2,721	2,591
Accrued expenses and other	(7,360)	1,868
Deferred revenue	3,372	1,978
Other non-current liabilities	(1,165)	(2,319)
Net cash provided by operating activities	37,216	41,146
Cash flows used in investing activities:
Purchases of property and equipment	(1,036)	(1,201)
Capitalization of software costs	(8,718)	(9,485)
Proceeds from disposition of fitness solutions, net of transaction costs, cash and restricted cash	1,228	—
Net cash used in investing activities	(8,526)	(10,686)
Cash flows used in financing activities:
Payments on long-term debt	(2,750)	(2,750)
Exercise of stock options	2,839	909
Proceeds from common stock issuance for Employee Stock Purchase Plan	1,755	1,765
Repurchase and retirement of common stock	(36,034)	(39,693)
Net cash used in financing activities	(34,190)	(39,769)
Effect of foreign currency exchange rate changes on cash	(638)	327
Net decrease in cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale	(6,138)	(8,982)
Cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale:
Beginning of period	96,179	95,824
End of period	$90,041	$86,842

Supplemental disclosures of cash flow information:
Cash paid for interest	$23,048	$22,166
Cash paid for income taxes	$3,199	$1,871

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$110,490	$105,772	$218,909	$205,053
Depreciation and amortization	5,556	6,095	10,457	12,004
Adjusted gross profit	$116,046	$111,867	$229,366	$217,057

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands)

Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(3,376)	$(896)	$(19,700)	$(21,671)
Adjusted to exclude the following:
Interest and other expense, net	9,552	4,761	15,343	19,949
Income tax expense (benefit)	703	(2,083)	6,626	(1,784)
Depreciation and amortization	21,938	25,990	44,889	51,940
Other amortization	1,683	1,444	3,353	2,753
Stock-based compensation expense	6,454	6,241	12,030	13,755
Transaction-related and other non-recurring costs	4,261	3,341	19,564	5,795
Adjusted EBITDA	$41,215	$38,798	$82,105	$70,737